Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Isle of Capri Casinos, Inc.’s Registration Statement (Form S-8) pertaining to the Amended and Restated Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan of our report dated June 12, 2003, with respect to the consolidated financial statements and schedule of Isle of Capri Casinos, Inc. included in the Annual Report  (Form 10-K) for the fiscal year ended April 27, 2003.

/S/    ERNST & YOUNG LLP

New Orleans, Louisiana

December 19, 2003